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                                                                    EXHIBIT 99.2



FOR IMMEDIATE RELEASE


         QUORUM AFFILIATE ANNOUNCES COMPLETION OF ACQUISITION OF MARY
                    BLACK MEMORIAL HOSPITAL OF SPARTANBURG
                            THROUGH JOINT VENTURE


NASHVILLE, Tenn., July 5, 1996 -- Quorum Health Group, Inc., (Nasdaq/NNM:QHGI) today announced that an affiliate has completed the acquisition of Mary Black Memorial Hospital, Spartanburg, SC., through a joint venture with local investors.

     Mary Black Memorial Hospital is a 226-bed acute care hospital operating a main facility and two satellite locations in the Spartanburg area.

     Quorum Health Group, Inc., owns and operates acute care hospitals and health systems nationwide. Quorum Health Resources, Inc., a subsidiary, is the nation's largest manager of not-for-profit hospitals and also provides consulting services to hospitals throughout the country.




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